Exhibit 10.26

CONSULTING AGREEMENT

THIS AGREEMENT is made and entered into effective as of December 18, 2006 by and between Cambridge Heart, Inc., a Delaware corporation (the “Company”), and Laurence Blumberg, MD (the “Consultant”).

In consideration of the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree as follows:

1. Engagement. Subject to the terms and conditions set forth in this Agreement, the Company hereby engages the Consultant as an independent contractor and the Consultant hereby accepts such engagement by the Company.

2. Term. Subject to earlier termination as hereafter provided, the Consultant’s engagement hereunder shall be for a term of four months commencing effective December 1, 2006 (the “Effective Date”) and ending March 31, 2007. The term of this Agreement is hereafter referred to as “the term of this Agreement” or “the term hereof.”

3. Services.

(a) During the term of this Agreement, the Consultant shall have the title of “Vice President of Business Development” of the Company. During the term of this Agreement, the Consultant shall provide consulting services to the Company in order to promote and execute upon the Company’s business development activities under the direction of the Company’s Board of Directors, which may include assisting the Company with any financing, strategic partnering, joint venture, and other strategic activities of the Company.

(b) During the term of this Agreement, the Consultant shall devote his full business time and his best efforts, business judgment, skill and knowledge to the advancement of the business and interest of the Company and to the provision of the services contemplated hereby.

(c) It is agreed that the relationship of Consultant to Company is solely that of an independent contractor. The Consultant is not and will not represent that he is an agent and/or employee of the Company and shall have no power, express or implied, to bind the Company in any manner.

4. Compensation and Business Expenses. As compensation for all services performed by the Consultant for the Company under this Agreement during the term hereof and subject to performance of the Consultant’s duties and obligations, pursuant to this Agreement or otherwise:

(a) Consulting Fee. During the term hereof, the Company shall pay the Consultant a fee of Twenty-Five Thousand Dollars ($25,000) per month, payable on the last business day of each month (the “Consulting Fee”).

(b) Business Expenses. The Company shall pay or reimburse the Consultant for all reasonable and necessary business expenses incurred or paid by the Consultant in the performance of his duties and responsibilities hereunder, subject to any maximum limit and other restrictions on such expenses set by the Board of Directors and to such reasonable substantiation and documentation as may be specified by the Company from time to time.

(c) Stock Options.

(i) The Consultant shall receive stock options to purchase Two Hundred Thousand (200,000) shares of common stock of the Company at an exercise price equal to the closing price for shares of common stock of the Company as reported on the OTC Bulletin Board on December 18, 2006 (the “Stock Options”). The Stock Options shall become exercisable in three equal annual installments beginning on December 18, 2007.

(ii) The Consultant shall receive additional stock options to purchase Five Hundred Thousand (500,000) shares of common stock of the Company at an exercise price equal to the closing price for shares of common stock of the Company as reported on the OTC Bulletin Board on December 18, 2006 (the “Performance Stock Options”). The Performance Stock Options shall become exercisable in the event that the closing price for shares of common stock of the Company as reported on the OTC Bulletin Board exceeds $6.60 per share (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions of the Company’s common stock) for a period of 30 consecutive trading days prior to December 31, 2011.

(iii) The Stock Options and the Performance Stock Options shall terminate immediately upon the termination of the Consultant’s affiliation with the Company (which for purposes of this Agreement shall mean the termination of the Consultant’s services to the Company whether as a director, consultant or employee). The foregoing sentence shall not apply in the event that the Consultant’s services to the Company terminate solely as a result of (A) the removal of the Consultant as a director of the Company by the Board of Directors without cause, (B) the determination of the Board of Directors not to nominate the Consultant to be re-elected to the Board of Directors (unless such determination is for cause), or (C) the failure of the stockholders to re-elect the Consultant to the Board of Directors upon nomination for re-election by the Board of Directors. Notwithstanding anything to the contrary contained herein, in the event that the Consultant’s affiliation with the Company is terminated due to his removal from the Board of Directors for cause (under the Company’s Amended and Restated Certificate of Incorporation) or the Consultant’s engagement hereunder is terminated for Cause (as defined below), the Stock Options and the Performance Stock Options shall terminate immediately.

(iv) The Stock Options and the Performance Stock Options shall be non-qualified options. The Stock Options and the Performance Stock Options will be granted as stand-alone awards outside of the Company’s equity incentive plans but will be nevertheless governed by the terms and conditions of the 2001 Plan as though they were granted under the 2001 Plan. The Stock Options and the Performance Stock Options shall be evidenced by award agreements that shall contain terms and conditions consistent with the terms and conditions of options regularly granted to directors of the Company and not inconsistent with the terms and conditions set forth herein.

(d) Change in Control. In the event that a Change in Control (as defined below) occurs prior to December 31, 2011, the Performance Stock Options shall become exercisable in full as of the Change in Control Date (as defined below). “Change in Control Date” means the first date on which a Change in Control occurs. “Change in Control” means an event or occurrence set forth in any one or more of subsections (i) through (iii) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (an “Acquiring Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Acquiring Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the date of the execution of this Agreement or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively.

5. Termination of Services. The Consultant’s engagement hereunder shall terminate under the following circumstances:

(a) Death. In the event of the Consultant’s death, the Consultant’s engagement hereunder shall immediately and automatically terminate. In that event, the Company shall pay to the Consultant’s designated beneficiary or, if no beneficiary has been designated by the Consultant, to his estate, any Consulting Fees earned and unpaid and unreimbursed business expenses outstanding at of the date of death pursuant to Section 4 hereof.

(b) Voluntary Termination. The Company may terminate this Agreement without Cause upon written notice to the Consultant. In that event, the Company shall pay to the Consultant any Consulting Fees and unreimbursed business expenses that are payable through the expiration of the term hereof pursuant to Section 4 hereof.

(c) By the Company for Cause. The Company may terminate the Consultant’s engagement hereunder for Cause at any time upon notice to the Consultant setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board in its reasonable and good faith judgment, shall constitute Cause for termination: (i) conviction or plea of nolo contendere in a court of law of (x) any felony or (y) any misdemeanor involving dishonesty, breach of trust, misappropriation or illegal narcotics, (ii) commission of any act involving theft, embezzlement, fraud, dishonesty or moral turpitude or that otherwise impairs the reputation, goodwill or business of the Company, (iii) material breach of any of the material provisions of this Agreement or of any other material agreement between the Consultant and the Company or any of its Affiliates, (iv) demonstration of gross negligence, willful misconduct or dereliction of duty in the execution of his duties under this Agreement or breach of his duty of loyalty to the Company or any of its Affiliates, or (v) repeated and consistent failure to be present at work or to perform his duties at a level consistent with his position with the Company, which failure continues after notice given to the Consultant, such notice to set forth in reasonable detail the nature of such conduct or failure. Upon the giving of notice of termination of the Consultant’s engagement hereunder for Cause, the Company shall not have any further obligation or liability to the Consultant, other than for Consulting Fees earned and unpaid and unreimbursed business expenses outstanding at the date of termination.

6. Effect of Termination. Upon termination of this Agreement, all obligations and provisions of this Agreement shall terminate except with respect to any accrued and unpaid monetary obligations and except for the provisions of Section 7 through (and inclusive of) 20 hereof.

7. Confidential and Proprietary Information.

(a) The Consultant acknowledges that the Company and its Affiliates will continually develop Confidential Information and Proprietary Information (as defined below), that the Consultant may develop Confidential Information and Proprietary Information for the Company or its Affiliates and that the Consultant may learn of Confidential Information and Proprietary Information during the course of engagement. The Consultant agrees that, except as required for the proper performance of his duties for the Company, he will not, directly or indirectly, use or disclose any Confidential Information or Proprietary Information. The Consultant understands and agrees that this restriction will continue to apply after his employment terminates, regardless of the reason for termination.

(b) The Consultant agrees that all Confidential Information and Proprietary Information which he creates or to which he has access as a result of his engagement is and shall remain the sole and exclusive property of the Company. Except as required for the proper performance of his duties, the Consultant will not copy any documents, tapes or other media containing Confidential Information or Proprietary Information (“Documents”) or remove any Documents, or copies, from Company premises. The Consultant will return to the Company immediately after his employment terminates, and at such other times as may be specified by the Company, all Documents and copies and all other property of the Company then in his possession or control.

8. Enforcement of Covenants. The Consultant acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Section 7 hereof. The Consultant further agrees that all goodwill of the Company is its exclusive property. The Consultant further acknowledges and agrees that, were he to breach any of the covenants contained in Section 7, the damage would be irreparable. The Consultant therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Consultant of any of said covenants, without having to post bond, provided the Company has made a prima facie showing of such a breach or threatened breach.

9. Conflicting Agreements. The Consultant hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Consultant is a party or is bound and that the Consultant is not subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Consultant will not disclose or use any proprietary information of a third party without such party’s consent.

10. Assignment. Neither the Company nor the Consultant may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Consultant in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other entity, or transfer all or substantially all of its properties or assets to any other entity. This Agreement shall inure to the benefit of and be binding upon the Company and the Consultant, and their respective successors, executors, administrators, heirs and permitted assigns.

11. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

13. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 13 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

(a) “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

(b) “Confidential Information” means any and all information, inventions, discoveries, ideas, writings, communications, research, engineering methods, practices, processes, systems, formulae, designs, concepts, products, projects, improvements and developments that relate to the business of the Company or any Affiliate and are not generally known by others, including but not limited to (i) products and services, technical data, methods and processes, (ii) marketing activities and strategic plans, (iii) financial information, costs and sources of supply, (iv) the identity and special needs of customers and prospective customers and vendors and prospective vendors, and (v) the people and organizations with whom the Company or any Affiliate has or plans to have business relationships and those relationships. Confidential Information also includes such information that the Company or any Affiliate may receive or has received belonging to customers or others who do business with the Company or any Affiliate and any publication or literary creation of the Consultant, developed in whole or in part while the Consultant is employed by the Company, in whatever form published the content of which, in whole or in part, relates to the business of the Company or any Affiliate.

(c) “Person” means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

(d) “Proprietary Information” means any and all intellectual property subject to protection under applicable copyright, trademark or patent laws if such property is similar in any material respect with the products and services offered by the Company or any Affiliate.

14. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Consultant at his last known address on the books of the Company or, in the case of the Company, at the Company’s principal place of business, to the attention of the Chief Executive Officer, or to such other address as either party may specify by notice to the other actually received.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral,

with respect to the terms and conditions of the Consultant’s consulting relationship with the Company.

16. Independent Contractor. No provision of this Agreement shall be construed to make the Consultant an employee of the Company to make the Consultant and the Company partners or joint venturers. The Consultant hereby acknowledges that he is solely responsible for the payment of all taxes on his fees received under this Agreement.

17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Consultant and by an expressly authorized representative of the Company.

18. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

20. Governing Law. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Consultant and the Company as of the date first above written.

CONSULTANT	CAMBRIDGE HEART, INC.

/s/ Laurence Blumberg Laurence Blumberg, MD	By: /s/ Robert Khederian Robert Khederian, Chairman of the Board